Exhibit 10.4

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act.

COLEY PHARMACEUTICAL GROUP, INC.

And

DYNAVAX TECHNOLOGIES CORPORATION

LICENSE AGREEMENT

Dated June 26, 2007

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

LICENSE AGREEMENT

This LICENSE AGREEMENT (this “Agreement”), effective as of June 26, 2007 (the “Effective Date”), is between Coley Pharmaceutical Group, Inc., a Delaware corporation located at 93 Worcester Street, Suite 101, Wellesley, Massachusetts 02481 USA, and its Affiliates (collectively, “Coley”), and Dynavax Technologies Corporation, a Delaware corporation having a principal place of business at 2929 Seventh Street, Suite 100, Berkeley, California 94710 USA and its Affiliates (“Licensee”) (each, a “Party” and collectively, the “Parties”).

RECITALS

WHEREAS, Coley is the owner or licensee of certain rights, title, and interests in proprietary technologies involving immunomodulatory oligonucleotides; and

WHEREAS, Licensee has developed and/or is developing or evaluating a vaccine containing an HBsAg Antigen (as hereinafter defined) for the prevention of infection by Hepatitis B Virus in humans; and

WHEREAS, Licensee desires to obtain a license under the Patents (as hereinafter defined) in the Field (as hereinafter defined) and in the Territory (as hereinafter defined), and Coley desires to grant Licensee such rights and license; and

NOW, THEREFORE, in consideration of the premises and covenants contained herein and other good and valuable consideration, the adequacy of which is hereby acknowledged, and intending to be legally bound, the Parties hereby agree as follows:

1.	DEFINITIONS.

1.1 General.

Unless otherwise specified, references in this Agreement to any section are references to such section of this Agreement and, unless otherwise specified, references in any section or definition to any clause are references to such clause of such section or definition. Terms which are defined in this Agreement shall apply equally to the singular and plural forms of the terms defined. Whenever the context may permit or require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The term “including” means including, without limiting the generality of any description proceeding such term. Each reference herein to any Person shall include a reference to such Person’s permitted successors and assigns. Unless otherwise specified, references to any agreement, instrument or other document in this Agreement refer to such agreement, instrument or other document as originally executed or, if subsequently varied, replaced or supplemented from time to time, as so varied, replaced or supplemented and in effect at the relevant time of reference thereto. References to “dollars” or “$” are to United States dollars.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

1.2 Defined Terms.

As used in this Agreement, the following terms shall have the following respective meanings:

(a) “Affiliate” shall mean any individual or entity directly or indirectly controlling, controlled by or under common control with a Party to this Agreement. For purposes of this definition, the term “control” means (i) direct or indirect ownership of more than fifty percent (50%) of the voting interest in the entity in question, or more than fifty percent (50%) interest in the income of the entity in question; provided, however, that if local law requires a minimum percentage of local ownership, in addition to the foregoing clause, control will also be established by direct or indirect beneficial ownership of one hundred percent (100%) of the maximum ownership percentage that may, under such local law, be owned by foreign interests; or (ii) possession, directly or indirectly, of the power to direct or cause the direction of management or policies of the entity in question (whether through ownership of securities or other ownership interests, by contract or otherwise).

(b) “Agreement” shall have the meaning set forth in the first paragraph of this Agreement.

(c) “Antigen” shall mean the [***] antigen.

(d) “Business Day” shall mean a day other than a Saturday or Sunday on which banking institutions in New York, New York are open for business.

(e) “Claim” shall mean any claim, demand, action or other proceedings (including for personal injury, death or disability) by a Third Party.

(f) “Coley” shall have the meaning set forth in the first paragraph of this Agreement.

(g) “Coley Indemnified Party” shall have the meaning set forth in Section 10.1.

(h) “Commercially Reasonable Efforts” shall have the meaning set forth in Section 4.1.

(i) “Compound” shall mean an immunomodulatory oligonucleotide identified by Licensee as [***], having a [***] and the nucleotide base sequence [***].

(j) “Confidential Information” shall mean any confidential and proprietary scientific, technical, commercial, marketing or other business information or Data furnished, directly or indirectly (including in connection with meetings with Regulatory Authorities or Third Parties), and whether in writing,

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

orally or otherwise, by one Party or one of its Affiliates (the “Disclosing Party”) to the other Party or one of its Affiliates (the “Receiving Party”) pursuant to or in connection with this Agreement (including the negotiation of this Agreement) or the activities or transactions contemplated hereby or thereby.

(k) “Data” shall mean all data and other information included or referenced in a Submission.

(l) “Delivery Method” for the Licensed Product shall mean [***] delivery.

(m) “Develop” shall mean to engage in Development.

(n) “Development” shall mean all activities related to research, preclinical and other non-clinical testing, test method development, process development, Manufacturing scale-up, qualification and validation, quality assurance/quality control and clinical trials, including Manufacturing in support thereof, statistical analysis and report writing, the preparation and submission of any application for Regulatory Approval, regulatory affairs with respect to the foregoing and all other activities necessary or reasonably useful or otherwise requested or required by a Regulatory Authority as a condition or in support of obtaining or maintaining a Regulatory Approval.

(o) “Disclosing Party” shall have the meaning set forth in Section 1.2(j).

(p) “Effective Date” shall have the meaning set forth in the first paragraph of this Agreement.

(q) “EU Major Market Country” shall mean [***].

(r) “Exploit” and cognates thereof shall mean to make, have made, import, use, sell, or offer for sale, including to Develop, register, modify, enhance, improve, Manufacture, have Manufactured, store, formulate, export, transport, distribute, promote, market, or otherwise dispose of.

(s) “FDA” shall mean the United States Food and Drug Administration or any successor entity.

(t) “Field” shall mean the use of the Licensed Product for the prevention of infection by Hepatitis B Virus in humans. The Field specifically excludes any product for the prevention of disease, indications or disorders other than Hepatitis B Virus in humans and any product for the treatment of any disease, indications or disorders.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

(u) “First Commercial Sale” shall mean, with respect to the Licensed Product and a particular country in the Territory, the first transaction by Licensee or a Sublicensee that transfers to an arm’s-length Third Party purchaser, for value, title and right of physical possession of the Licensed Product for use in the Field in the country (other than named patient sales). Notwithstanding the provisions of the preceding sentence, transfer of possession and title to an Affiliate shall not constitute a First Commercial Sale unless the Affiliate is an end user of the Licensed Product.

(v) “Indemnitee” shall have the meaning set forth in Section 10.3.

(w) “Indemnitor” shall have the meaning set forth in Section 10.3.

(x) “Iowa Agreement” shall mean that certain License Agreement by and between CpG ImmunoPharmaceuticals, Inc. (the predecessor corporation to Coley) and UIRF, dated March 31, 1997, as amended March 7, 2001, as it exists on the Effective Date. A redacted copy of the Iowa Agreement is attached hereto as Exhibit B.

(y) “Large Pharmaceutical Company” shall mean any pharmaceutical or biotechnology company that has at least [***] in aggregate annual pharmaceutical net sales for its most recently-completed fiscal year (consisting of 12 consecutive months) based on data provided by IMS International, or if such data is not available, such other reliable data as determined by Licensee and agreed to in writing by Coley, such agreement not to be unreasonably withheld.

(z) “Liability” shall have the meaning set forth in Section 10.1.

(aa) “Licensed Product” shall mean a prophylactic vaccine containing the Compound co-formulated with the Antigen for delivery by the Delivery Method. No Licensed Product(s) may be developed for the prevention, treatment or control of any cancer nor may any clinical trial be conducted with clinical endpoints of prevention, treatment or control of any cancer.

(bb) “Licensee” shall have the meaning set forth in the first paragraph of this Agreement.

(cc) “Licensee Indemnified Party” shall have the meaning set forth in Section 10.2.

(dd) “Manufacture” and “Manufacturing” shall mean, with respect to a product or compound, the manufacturing, processing, formulating, packaging, labeling, holding and quality control testing of such product or compound.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

(ee) “Net Sales” shall mean the gross amount invoiced by Licensee and its Affiliates and its Sublicensees for sales of the Licensed Product for end use or consumption to Third Parties that are not Affiliates or Sublicensees of the selling party (unless such purchasing Affiliate or Sublicensee is the end user of the Licensed Product, in which case the amount billed therefore shall be deemed to be the same amount that would be billed to a Third Party end user in an arms-length transaction) in the Territory, less the total of the following deductions to the extent they are included in the gross invoiced sale price of the Licensed Product or otherwise directly paid or incurred by Licensee or its Affiliates or its Sublicensees with respect to the sale of the Licensed Product:

(i) trade, cash, and/or quantity discounts not already reflected in the amount invoiced;

(ii) excise, sales and other consumption taxes and customs duties to the extent included in the invoice price;

(iii) freight, insurance and other transportation charges to the extent included in the invoice price;

(iv) amounts repaid or credited by reason of rejections and defects;

(v) returns or retroactive price reductions;

(vi) payments and rebates directly related to the sale of the Licensed Product, and any other specifically identifiable amounts included in gross amounts invoiced for the Licensed Product[***]. Any such exclusions shall be negotiated in good faith between the Parties and, if they are unable to agree, resolved in accordance with the dispute resolution mechanism in Section 11.3, as determined in accordance with Licensee’s accounting methods (which are in accordance with its or its Sublicensee’s accounting standards as generally and consistently applied).

In the case of any sale or other disposal for value, such as barter or counter-trade, of the Licensed Product or part thereof, other than in an arm’s length transaction exclusively for money, Net Sales shall be calculated as above on the fair market value of the consideration received by Licensee or its Affiliates or Sublicensees.

(ff) “OHRI Agreement” shall mean the License Agreement, effective as of September 1, 1998 between The Ottawa Health Research Institute at the Ottawa Hospital (successor in interest to The Loeb Health Research Institute at Ottawa Hospital) (“OHRI”) and Coley Pharmaceutical Group, Inc. (formerly known as CpG ImmunoPharmaceuticals, Inc.), as amended on September 25, 2001. A redacted copy of the OHRI Agreement is attached hereto as Exhibit C.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

(gg) “Party” and “Parties” shall have the meaning set forth in the first paragraph of this Agreement.

(hh) “Patents” shall mean the patents and patent applications listed on Exhibit A including (a) utility models, petty patents, design patents and certificates of invention, (b) any substitutions, divisions, continuations, continuations-in-part, reissues, renewals, registrations, confirmations, re-examinations, extensions, supplementary protection certificates and the like, and any provisional applications, of any such patent or patent application, and (c) any unissued or ungranted foreign or international equivalent of any of the foregoing.

(ii) “Permitted Assignment” shall have the meaning set forth in Section 11.1;

(jj) “Person” shall mean an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, or similar entity or organization, including a government or political subdivision, department or agency of a government, or an academic or research institution.

(kk) “Receiving Party” shall have the meaning set forth in Section 1.2(j).

(ll) “Regulatory Approval” shall mean the marketing authorization (including pricing approval or reimbursement approval, if applicable to the sale) of the Licensed Product in a country in the Territory, in each case by the appropriate Regulatory Authority.

(mm) “Regulatory Authority” shall mean, with respect to each country in the Territory, the government agency or health authority that regulates and is responsible for granting approvals for the Manufacture, marketing and/or sale of pharmaceutical products in such country.

(nn) “Regulatory Milestone” shall have the meaning set forth in Section 3.2.

(oo) “Regulatory Milestone Payment” shall have the meaning set forth in Section 3.2.

(pp) “Royalty Payments” has the meaning set forth in Section 3.3(a).

(qq) “Royalty Period” shall mean the initial partial Royalty Quarter commencing on the date of the First Commercial Sale in any country in the Territory and every complete or partial Royalty Quarter thereafter with respect to which Licensee has the obligation to make Royalty Payments under Section 3.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

(rr) “Royalty Report” shall have the meaning set forth in Section 3.3(b).

(ss) “Royalty Quarter” shall mean the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 and December 31.

(tt) “Royalty Year” shall mean each successive period of twelve (12) months commencing on January 1 and ending on December 31.

(uu) “Submission” shall mean an application to obtain Regulatory Approval by a Regulatory Authority.

(vv) “Sublicensee” shall mean a Third Party who has been granted the right by Licensee strictly for the purpose of commercializing the Licensed Product.

(ww) “Term” shall have the meaning set forth in Section 6.1.

(xx) “Territory” shall mean all the countries of the world.

(yy) “Third Party” shall mean any Person other than Coley or Licensee.

(zz) “Third Party Claim” shall mean all claims of any Third Party that are subject to indemnification as provided for in Sections 10.1 or 10.2.

(aaa) “UIRF” shall mean the University of Iowa Research Foundation.

(bbb) “Valid Claim” shall mean any claim from an issued and unexpired Patent that (a) has not been revoked or held unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction from which no appeal can be taken or has been taken within the time allowed for appeal, (b) has not been abandoned, disclaimed, denied or admitted to be invalid or unenforceable through reissue or disclaimer or otherwise, and (c) provides exclusionary and enforceable rights with respect to the claimed subject matter.

(ccc) “Withholding Taxes” shall have the meaning set forth in Section 3.1(a).

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

2.	LICENSE GRANT.

2.1 Non-Exclusive License Grant to Licensee.

Subject to the terms of this Agreement, Coley shall grant, and hereby grants, to Licensee and Licensee hereby accepts, a non-exclusive, royalty-bearing license, with the right to grant sublicenses as defined in Section 2.2, below, under the Patents, including the patents listed in Exhibit A which are subject to the terms of the OHRI Agreement and the UIRF Agreement (i) to Exploit the Licensed Product in the Field in the Territory and (ii) to Manufacture or have Manufactured the Compound in connection with such Exploitation of the Licensed Product.

2.2 Right to Grant Sublicenses.

(a) Sublicensees.

Licensee shall have the right to grant sublicenses to Sublicensees solely to Exploit the Licensed Product on behalf of Licensee provided that: (i) it shall be a condition of any such sublicense that the Sublicensee agrees to be bound by all of the applicable obligations set forth in this Agreement; (ii) if Licensee grants such sublicense, Licensee shall be deemed to have guaranteed that such Sublicensee shall fulfill all of Licensee’s obligations under this Agreement applicable to the subject matter of such sublicense; and (iii) such sublicense shall not reduce or delay payments otherwise due and owing to Coley by Licensee under this Agreement.

(b) Large Pharmaceutical Company.

Licensee shall have the right to grant [***] of all of the provisions of this Agreement to a Large Pharmaceutical Company provided that: (i) it shall be a condition of the sublicense that the Large Pharmaceutical Company agrees to be bound by all of the applicable obligations set forth in this Agreement; (ii) if Licensee grants such sublicense, Licensee shall be deemed to have guaranteed that such Large Pharmaceutical Company shall fulfill all of Licensee’s obligations under this Agreement applicable to the subject matter of such sublicense; and (iii) the sublicense shall not reduce or delay payments otherwise due and owing to Coley by Licensee under this Agreement.

Any sublicense agreement with a Large Pharmaceutical Company shall provide in the event of an early termination of this Agreement (other than a termination for convenience by Licensee pursuant to Section 6.2 (a) or by Coley pursuant to Section 6.2 (b) (ii)) for the termination of the sublicense and the conversion of the sublicense to a license directly between Coley and the Large Pharmaceutical Company on substantially the same terms as this Agreement. Further, if Licensee has agreed to grant a sublicense to a Large Pharmaceutical Company and [***] For the avoidance of doubt, [***]

2.3 Limitations.

Except as specifically provided in Section 2.1 (including the right to grant sublicenses pursuant to Section 2.2), Licensee shall have no rights to use the Patents for any other purpose. Licensee acknowledges and agrees that Coley’s right to terminate the Agreement in the event that Licensee takes any of the actions described in Section 6.2 (c) was expressly bargained for and agreed to by the parties and is a necessary condition for obtaining and maintaining the licenses provided in this Section 2. No other rights, express or implied, are granted to Licensee pursuant to this Agreement except as expressly granted herein.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

2.4 Option.

Effective upon written notice to Coley, Licensee may [***]

3.	PAYMENTS AND ROYALTIES.

3.1 Up-Front Payment.

In partial consideration of (i) Coley’s investment in the Patents and (ii) the license granted to Licensee pursuant to Section 2.1, Licensee shall make a non-refundable, non-creditable up-front license fee payment of Five Million Dollars ($5,000,000.00). Such up-front license fee shall be payable by Licensee within two business days of the execution of this Agreement by both Parties.

3.2 Regulatory Milestone Payments.

At any point in time when a Regulatory Milestone (as defined below) is achieved for the Licensed Product by either Licensee, its Affiliates or Sublicensees, Licensee shall promptly notify Coley of the achievement of said Regulatory Milestone and shall pay Coley the amount corresponding to the Regulatory Milestone achieved hereunder (the “Regulatory Milestones”) set forth below (each, a “Regulatory Milestone Payment”). Each Regulatory Milestone Payment shall be immediately due and payable by Licensee. Each Regulatory Milestone Payment shall be payable only once.

Regulatory Milestone Payments	Regulatory Milestone Payment
[***]	[***]
[***]	[***]

3.3 Royalty Payments.

(a) Royalty Payments Due. Licensee and its Sublicensees shall pay to Coley royalty payments on the Net Sales of the Licensed Product in the amounts set forth below (“Royalty Payments”):

(i) With respect to Net Sales of the Licensed Product during the period in which the Licensed Product is covered by a Valid Claim, Licensee shall pay Coley a royalty of [***] percent ([***]%) of such Net Sales.

Royalty Payments shall be due for sale of the Licensed Product under this Section 3.3(a) if there is a Valid Claim in either the country in which the Licensed Product is sold or in the country in which the Licensed Product is Manufactured. In any event, only one (1) Royalty Payment shall be due under this Section 3.3(a) for the Licensed Product sold even if more than one Valid Claim covers the Licensed Product. Royalty Payments shall [***] for royalties or payments made to Third Parties by Licensee for Third Parties’ technologies which are utilized or incorporated into or otherwise required to be paid regarding the Licensed Product. Coley shall be solely responsible for any payments owed to UIRF and OHRI due to the rights granted to Licensee pursuant to Section 2.1.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

(b) Tender of Royalty Payments and Royalty Reports. Within [***] after the conclusion of each Royalty Quarter, Licensee shall tender payment of any Royalty Payments due under this Agreement and shall concurrently deliver to Coley a report on the Net Sales activity of Licensee during such Royalty Quarter (the “Royalty Report”). If no Royalty Payment is due, the Royalty Report shall so state. All such Royalty Reports shall be considered Confidential Information of Licensee under this Agreement. Royalty Reports shall contain at least the following information:

(i) Net Sales of the Licensed Product sold by Licensee and Sublicensee(s) on a country-by-country basis (including number of units sold during the applicable Royalty Quarter); and

(ii) total Royalty Payments due with respect to Net Sales of the Licensed Product sold by Licensee and Sublicensee(s) in each country.

(c) Period During Which Royalties Are Payable. Royalty Payment obligations under this Section 3.3 shall become effective on a country-by-country basis upon the First Commercial Sale of the Licensed Product and continue thereafter until there are no Valid Claims covering the Licensed Product in such country. Upon expiration of the period during which Licensee or Sublicensee is obligated to make Royalty Payments with respect to the Licensed Product, on a country-by-country basis, the rights granted to Licensee pursuant to Section 2.1 with respect to the Licensed Product shall become perpetual, irrevocable, fully paid-up and royalty-free.

3.4 Withholding; Payments.

(a) Any payments made by Licensee or Sublicensee to Coley under this Agreement shall be reduced by the amount that Licensee or Sublicensee is required to withhold pursuant to any applicable tax law (“Withholding Taxes”). Licensee shall submit reasonable proof of payment of the Withholding Taxes to Coley within a reasonable period of time after such Withholding Taxes are remitted to the proper taxing authority.

(b) Any payments due under this Section 3 shall be made in dollars, using a mutually acceptable method of payment. With respect to sales of the Licensed Product invoiced in a currency other than dollars, the Net Sales and amounts due to Coley hereunder shall be expressed in the domestic currency of the Person making the sale, together with the dollar equivalent of the amount payable to Coley For each Royalty Quarter and each currency, such dollar equivalent shall be calculated using an exchange rate equal to [***], or, if not so available, as otherwise agreed by the Parties.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

(c) Payments shall be made via wire transfer to:

[***]

3.5 Late Payments.

Any payments due under this Section 3 that are not made on or before the date specified under the terms of this Agreement shall bear interest, to the extent permitted by law, at a rate equal at all times to the prime rate of interest announced publicly from time to time by Citibank, N.A., plus [***] percent ([***]%), but in no case higher than the maximum rate permitted by applicable law, for the number of days delinquent.

3.6 Audit of Records.

(a) Records. Licensee and Sublicensees shall keep and maintain records of sales, importations, and other dispositions of the Licensed Product. The records required by this Section 3.6 shall be maintained and available for inspection for a period of [***] following the Royalty Year to which they pertain.

(b) Audit. Coley shall have the right, at Coley’s expense, to examine, through an independent certified public accounting firm reasonably acceptable to Licensee, those records of Licensee and Sublicensee as may be reasonably necessary to confirm the accuracy of the Royalty Reports. Any such examination shall be made only upon not less than [***] prior written notice to Licensee or Sublicensee, as the case may be, during regular business hours, and within [***] after the end of Royalty Period; provided, however, that such examination shall not take place more often than [***] per Royalty Year and shall not cover such records for more than the preceding [***] Royalty Years. Such accounting firm shall disclose to Coley only the final audited Royalty Payment amounts to be paid by Licensee or Sublicensee. Upon the completion of an audit hereunder for any Royalty Year, the calculation of amounts payable with respect to such year shall be binding and conclusive upon Coley, and Licensee and its Sublicensees shall be released from any liability or accountability with respect to amounts payable for such year.

(c) Audit Costs. In the event that any such inspection shows an underreporting or an underpayment in excess of [***] percent ([***]%) for any Royalty Year, then (i) Licensee or Sublicensee, as the case may be, shall pay the reasonable costs of such examination charged by such accounting firm and in any event shall pay any additional sum, including interest charges as provided in Section 3.5 on any such additional sum shown to be due to Coley and (ii) such audit will not count against the [***] per Calendar Year limit set forth in Section 3.6 (b) above.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

4.	DEVELOPMENT; DILIGENCE OBLIGATIONS.

4.1 Diligence Generally. Licensee shall use commercially reasonable efforts consistent with the efforts and resources normally used for a product of its own discovery of similar market potential at a similar stage in its product life, taking into account the competitiveness of the market place, the proprietary position of the product, the regulatory structure involved, the profitability of the applicable products and other relevant factors (“Commercially Reasonable Efforts”), (a) to pursue the Exploitation of the Licensed Product in the U.S. and in one or more EU Major Market Countries and (b) to undertake investigations and actions required to obtain appropriate Regulatory Approval therefor. The Parties agree that the diligence obligations set forth in this Section 4.1 shall [***] and the Parties further agree that [***].

5.	SUPPLY OF MATERIALS; MARKING.

5.1 Manufacture of Compound and Manufacturing Information.

(a) Supply of Compound. Coley shall not be obligated to supply any quantities of the Compound to Licensee or Sublicensee(s).

(b) Licensee agrees that, to the extent required by the Iowa Agreement and applicable law, the Licensed Product produced for sale in the United States and embraced by a Valid Claim under a Patent Right listed on Exhibit A with UIRF identified as an Assignee will be Manufactured substantially in the United States, unless any waiver of such requirement is obtained.

(c) Manufacturing Information. In the event that Licensee or Sublicensee(s) Manufacture(s) or has a Third Party Manufacture Compound and uses information and/or intellectual property rights which result in a Regulatory Authority mandating changes to specifications for any immunomodulatory oligonucleotide and, as a result, Coley is unable to obtain or Manufacture reasonable quantities of other immunomodulatory oligonucleotides and/or other immunomodulatory oligonucleotides in compliance with the mandate by such Regulatory Authority with respect to such materials, Licensee or Sublicensee(s), as the case may be, shall use commercially reasonable efforts to provide Coley and its licensees with a license on commercially reasonable terms to the necessary information and/or intellectual property rights to Manufacture the Compound and/or other immunomodulatory oligonucleotides in compliance with such specifications for any immunomodulatory oligonucleotide or the applicable mandate. In the event that Coley or Sublicensee(s) Manufacture(s) or has a Third Party Manufacture Compound and uses information and/or intellectual property rights which result in a Regulatory Authority mandating changes to specifications for the Compound and, as a result, Licensee or its Sublicensee(s) is unable to obtain or Manufacture reasonable quantities of the Compound in compliance with the mandate by such Regulatory Authority with respect to such materials, Coley shall use commercially reasonable efforts to provide Licensees and its sublicensees with a license on

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

commercially reasonable terms to the necessary information and/or intellectual property rights to Manufacture the Compound in compliance with such specifications for the Compound or the applicable mandate.

5.2 Marking.

Licensee shall comply with the requirements as to the marking of the Licensed Product set forth in Article 7 of the Iowa Agreement.

6.	TERM AND TERMINATION.

6.1 Term.

The term of this Agreement shall begin on the Effective Date and, unless earlier terminated pursuant to this Section 6, continue on a country-by country basis until the expiration or termination of the last Valid Claim with respect to such country (the “Term”).

6.2 Termination.

(a) Termination by Either Party; Termination by Licensee. Upon a material breach of this Agreement by either Party, the non-breaching Party may provide written notice to the breaching Party specifying the material breach. If the breaching Party fails to cure the material breach during a [***] period (or in the case of a material breach of Section 4.1, a [***] period) following the date on which the notice of breach is provided then the non-breaching Party shall have the right to terminate this Agreement. If such breach is not reasonably cured within such [***] but (1) the breaching Party is making a bona fide effort to cure any such breach, such termination shall be delayed in order to permit the breaching Party a reasonable period of time to remedy the breach, or (2) if the breaching Party initiates a dispute resolution proceeding pursuant to Section 11.3 with respect to such breach prior to the expiration of such [***] period, then such termination shall not become effective until [***] following the final conclusion of the dispute resolution proceeding if termination is permitted by such resolution. Licensee shall have the right to terminate this Agreement for convenience upon [***] prior written notice to Coley.

(b) Termination by Coley.

(i) Coley shall have the right upon written notice to Licensee to terminate this Agreement for non-payment of any amount due hereunder from Licensee to Coley if such non-payment shall continue uncured for a period ending (1) [***] following notice of such non-payment given by Coley to Licensee or, (2) if Licensee initiates a dispute resolution proceeding pursuant to Section 11.3 with respect to such payment prior to the expiration of such [***] period, then [***] following the final conclusion of the dispute resolution proceeding if termination is permitted by such resolution.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

(ii) Coley may terminate this Agreement in the event that Licensee or its Affiliates take any action, direct or indirect: (a) to challenge the validity, scope, or enforceability of the Patents licensed to Licensee hereunder; or (b) to oppose, object to, provoke an interference toward or initiate or support any re-examination proceedings challenging the Patents; provided that it shall not be grounds for terminating this Agreement if Licensee challenges the validity, scope, or enforceability of the Patents licensed to Licensee hereunder in defense of an action for infringement of the Patents brought by Coley arising from Licensee’s activities outside of the scope of this Agreement.

(c) Termination for Insolvency.

(i) To the extent permitted by law, upon the filing or institution of bankruptcy, reorganization, liquidation or receivership proceedings, or upon an assignment of a substantial portion of the assets for the benefit of creditors (a “Bankruptcy Event”) by either Party, Coley, in the case of a Bankruptcy Event by Licensee, or Licensee, in the case of a Bankruptcy Event by Coley, may terminate this Agreement; provided, however, that, in the case of any involuntary bankruptcy proceeding, such right to terminate shall only become effective if the subject Party consents to the involuntary bankruptcy or such proceeding is not dismissed within ninety (90) days after the filing thereof.

(ii) This Section 6.2(c) is without prejudice to any rights the non-Affected Party may have arising under any bankruptcy, reorganization, insolvency or similar laws, and Licensee expressly reserves the right to maintain its license in effect pursuant to Section 11.17 with respect to a Bankruptcy Event involving Coley.

(d) No Limitation on Other Rights. Nothing in this Agreement shall be construed to limit the rights of Licensee, upon a material breach by Coley, to maintain its license in full force and effect and pursue any remedies otherwise available at law or equity.

6.3 Effects of Expiration or Termination.

(a) Surviving Provisions. The provisions of Sections 3 (with respect to payment obligations accruing prior to the date of expiration or termination), 6, 7, 8, 9, 10, and 11 shall survive expiration or termination of this Agreement for any reason.

(b) Licensee Rights. Subject to the provisions of Section 6.3(a), (i) upon expiration of the Term, the rights granted to Licensee pursuant to Section 2.1 shall become perpetual, irrevocable, fully paid-up and royalty-free, and (ii) subject to the following sentence, upon termination of this Agreement by Coley pursuant to Section 6.2(a), 6.2(b) or 6.2(c) , the rights granted to Licensee pursuant to Section 2.1 shall terminate. Upon termination of this Agreement by Coley pursuant to Section 6.2(a), 6.2(b) or 6.2(c), (i) Licensee shall [***] and (ii) Licensee shall with respect to any sales of the Licensed Product made prior to the termination of this Agreement [***], continue to provide Royalty Reports and to pay royalties on all Net Sales of the Licensed Product as required hereunder.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

(c) Obligations Survive. Any termination of this Agreement shall be without prejudice to the rights of either Party against the other accrued or accruing under this Agreement prior to termination.

7.	CONFIDENTIALITY.

7.1 Nondisclosure Obligation.

Each Party shall use the Confidential Information of the other Party only in accordance with the activities contemplated by this Agreement and shall not disclose to any Third Party any Confidential Information of the other Party, without the prior written consent of the other party or as expressly provided below. This obligation shall not apply to Confidential Information that:

(a) is known by the Receiving Party at the time of its receipt, and not through a prior disclosure by the Disclosing Party to the Receiving Party, as documented by business records;

(b) at the time of disclosure or thereafter becomes published or otherwise part of the public domain without breach of this Agreement by the Receiving Party;

(c) is subsequently disclosed to the Receiving Party by a Third Party who has the right to make such disclosure; or

(d) is developed by the Receiving Party independently of Confidential Information received from the Disclosing Party and such independent development can be properly demonstrated by the Receiving Party.

7.2 Permitted Disclosures.

Notwithstanding the provisions of Section 7.1, a Receiving Party may make the following disclosures of Confidential Information received from the Disclosing Party:

(a) disclosures to governmental or other regulatory agencies in order to gain approval to conduct Licensed Product trials or to market the Licensed Product, but such disclosure may be only to the extent reasonably necessary to obtain such authorizations upon consultation with the other Party;

(b) disclosures to agents, consultants, Affiliates and/or other Third Parties as necessary for the research and development, Manufacturing and/or marketing of the Licensed Product, or to complete a Permitted Assignment (as defined in Section 11.1), (or for such Persons to determine their interest in performing such activities or such Permitted Assignment), in accordance with this Agreement on the condition that such Third Parties are or agree to be bound by confidentiality obligations substantially as restrictive and long as those contained in this Agreement; or

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

(c) disclosures required by law or court order, provided that notice is promptly delivered to the Disclosing Party in order to provide it with an opportunity to seek a protective order or other similar order with respect to such Confidential Information and the Receiving Party thereafter discloses only the minimum information reasonably required to be disclosed in order to comply with the request, whether or not a protective order or other similar order is obtained by the Disclosing Party.

7.3 Partial Disclosures.

Specific aspects or details of Confidential Information shall not be deemed to be within the public domain or in the possession of a Party merely because the Confidential Information is embraced by more general information in the public domain or in the possession of such Party. Further, any combination of Confidential Information shall not be considered in the public domain or in the possession of a Party merely because one or more individual elements of such Confidential Information are in the public domain or in the possession of such Party unless every feature of the Confidential Information has been disclosed in accordance with the provisions herein.

7.4 Publicity.

Neither Coley nor Licensee shall issue any press release or other public disclosure relating to this Agreement except as mutually agreed. The joint press release announcing the execution of this Agreement shall be substantially in the form as Exhibit D attached. Notwithstanding any other provision contained in this Section 7.4, either Party may make such public disclosure relating to this Agreement as may be required by applicable law. Prior to any public disclosure relating to this Agreement pursuant to the preceding sentence, the Party proposing to make such disclosure shall provide reasonable notice thereof and the proposed contents of such disclosure to the other Party and shall consult in good faith with the other Party regarding the timing and contents of any such disclosure.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

8.	MAINTENANCE AND ENFORCEMENT OF PATENTS.

8.1 Responsibility for Patents.

Coley, by counsel it selects, shall have the sole right, but not the obligation, to prepare, file, prosecute and maintain all Patents in Coley’s name and in countries designated by Coley at the sole discretion of Coley.

8.2 Infringement by Third Parties.

The Parties agree to provide each other written notice promptly after becoming aware of any infringement of the Patents in the Field (irrespective of the delivery method used for the vaccine). Coley shall have the right, but not the obligation, under its own control and at its own expense, to prosecute any Third Party infringement of the Patents and/or to defend the Patents in any declaratory judgment action brought by a Third Party which alleges invalidity, unenforceability, or non-infringement of the Patents. Subject to Section 8.4 below, Coley may enter into any settlement, consent judgment, or other voluntary final disposition of any infringement or declaratory judgment action hereunder without the prior written consent of Licensee.

8.3 Infringement Claims.

If the Manufacture, sale or use of the Compound as used in the Licensed Product in the Field results in any claim, suit or proceeding filed by a Third Party alleging patent infringement by Coley or Licensee or Sublicensee, such Party shall promptly notify the other Party in writing. In the event that one Party is sued subject to Section 8.4, the Party subject to such claim shall have the exclusive right to defend and control the defense of any such claim, suit or proceeding, at its own expense, using counsel of its own choice; provided, however, that if Coley or Licensee and Coley together are sued with respect to the Licensed Product sold by Licensee or Sublicensee, Coley shall have the exclusive right to take control of such defense. Licensee shall have the right to retain its own counsel at its sole cost and expense, and shall have the right to consult with Coley in any proceeding under this Section 8.3. The Party subject to the claim shall keep the other Party hereto reasonably informed of all material developments in connection with any such claim, suit or proceeding. The Party not subject to the claim shall cooperate in all reasonable respects with the Party subject to the claim in the defense of the claim.

8.4 Settlements.

No settlements, consent judgments, or other voluntary final dispositions of a dispute adversely affecting the rights or obligations of a Party or Sublicensee, including the rights or obligations of the Party under this Agreement, shall be entered into in connection with any dispute, claim or proceeding described in Section 8.2 or 0 without the prior written consent of the adversely affected Party or Sublicensee, such consent not to be unreasonably withheld or delayed. Without limiting the foregoing, no settlements, consent judgments, or other voluntary final dispositions of any dispute, claim or proceeding described in Section 8.2 or 0 adversely affecting the rights or

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

obligations of Coley under the Patents shall be entered into without the prior written consent of Coley, such consent not to be unreasonably withheld or delayed. The Parties shall comply with the provisions of Section 8.4 of the Iowa Agreement with respect to any settlement, consent judgment, or other voluntary final disposition of any suit relating to the subject matter of this Agreement.

8.5 Recoveries and Damages.

Any recoveries and damages received as a result of a dispute, claim or proceeding described in Section 8.2 or 8.3 or any settlement, consent judgment, or other voluntary final disposition thereof shall first go toward reimbursing the Parties or Sublicensee for their respective costs and expenses of such suit. Thereafter, any remainder shall be [***].

8.6 Subject to Iowa Agreement.

To the extent related to Patents under the Iowa agreement, the provisions of this Section 8 are subject to in all respects the provisions of the Iowa Agreement, including Article 8 thereof.

9.	REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PARTIES.

9.1 Representations and Warranties of Each Party to the Other.

Each Party hereby represents and warrants to the other Party hereto, effective as of the Effective Date, that:

(a) Such Party is a corporation duly organized and validly existing under the laws of the state or other jurisdiction of its incorporation or formation;

(b) The execution and performance of this Agreement by such Party has been duly authorized by all requisite corporate action;

(c) Such Party has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder, including the right, power and authority to grant the licenses granted herein;

(d) The execution and performance by such Party of this Agreement and its compliance with the terms and provisions hereof does not and will not conflict with or result in a breach of any of the terms and provisions of or constitute a default under (i) any loan agreement, guaranty, financing agreement, agreement affecting the Licensed Product or the Compound, or other agreement or instrument binding or affecting it or its property; (ii) the provisions of its charter documents or bylaws; or (iii) any order, writ, injunction or decree of any court or governmental authority entered against it or by which it or any of its property is bound;

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

(e) The execution and performance by such Party of this Agreement and its compliance with the terms and provisions hereof do not and will not violate any law or regulation applicable to it; and

(f) This Agreement has been duly authorized by all necessary corporate action on the part of such Party, has been executed and delivered by such Party and constitutes such Party’s legal, valid and binding obligation, enforceable against such Party in accordance with its terms subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to the availability of particular remedies under general equity principles.

9.2 Covenants of Licensee.

Licensee hereby covenants with Coley that:

(a) It will comply with all of the obligations applicable to sublicensees of Coley under the Iowa Agreement and OHRI Agreement;

(b) Licensee will not market or actively promote the Licensed Product for off-label use outside the Field; and

(c) Licensee agrees not to take any further action, direct or indirect, in connection with current patent opposition proceedings in Europe for the Patents, shall withdraw its participation in such proceedings, and shall not initiate any additional opposition proceedings for the Patents currently in opposition proceedings by the European Patent Office. Licensee agrees to take any actions reasonably requested by Coley in connection with its withdrawal from opposition proceedings, shall not directly or indirectly oppose, object to, provoke an interference toward or initiate or support any re-examination proceedings challenging the Patents and agrees to withdraw any challenge to the Patents, other than in defense of an action for infringement of the Patents.

9.3 Representations, Warranties and Covenants of Coley.

Coley hereby represents, warrants and covenants to Licensee, effective as of the Effective Date, that:

(a) Coley owns or possesses adequate licenses or other rights to use the Patents in the Field and to grant the rights and licenses herein; and

(b) (i) The Patents existing as of the Effective Date are subsisting and have not been held by a court of competent jurisdiction to be invalid or unenforceable, in whole or in part; (ii) there are no claims, judgments or settlements against or amounts with respect thereto owed by Coley or any of its Affiliates relating to the Patents, (iii) except as listed in Exhibit E, no claim or litigation has been brought or threatened by any Person alleging (A) that any Patent

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

is invalid or unenforceable or (B) the Patents or the disclosing, copying, making, assigning, licensing or Exploitation of the Patents or products embodying the Patents, including the Exploitation of the Licensed Product, violates, infringes or otherwise conflicts with any intellectual property or proprietary right of any Third Party; (iv) the conception, development and reduction to practice of the Patents existing as of the Effective Date have not constituted or involved the misappropriation of trade secrets or other rights or property of any Person; and (v) it has not received notice of any claim or litigation asserted or commenced against it that would have an adverse effect on the rights granted to Licensee under this Agreement.

(c) (i) The OHRI Agreement and Iowa Agreement are in full force and effect, Coley has the right to grant any and all sublicenses granted under this Agreement under each of the OHRI Agreement and Iowa Agreement and (ii) Coley has not received notice of termination and is not aware of any facts or information that would, with the passage of time result in the termination of the OHRI Agreement or Iowa Agreement, respectively.

(d) Except as may be listed on Exhibit A , to the best of Coley’s knowledge, there are no patents or patent applications owned or controlled by Coley as of the effective date of this Agreement that, but for the licenses granted in this Agreement, would be infringed by the Exploitation of the Licensed Product by the Licensee or its Sublicensees. If any such patent or patent application is identified during the Term, at Licensees option it shall be included in the Patents licensed under this Agreement, without the payment of additional consideration by Licensee to Coley.

9.4 Bayh-Dole.

Both Parties acknowledge that the U.S. Public Health Service may have certain rights, as provided in Bayh-Dole (Public Law 96-517 of 1980), to the Patents.

10.	INDEMNIFICATION AND LIMITATION OF LIABILITY.

10.1 Indemnification by Licensee.

Licensee shall indemnify, defend and hold harmless Coley, and each of its employees, officers, directors and agents (each, a “Coley Indemnified Party”), from and against any and all liability, loss, damage, cost, and expense, including reasonable attorneys’ fees and reasonable expenses of litigation (collectively, a “Liability”), arising out of any Third Party Claim which the Coley Indemnified Party may incur, suffer or be required to pay to the extent resulting from or arising in connection with (i) the breach by Licensee of any covenant, representation or warranty contained in this Agreement; (ii) any negligent or wrongful act or omission of Licensee (its directors, officers, or agents, or distributors thereof) which is the proximate cause of injury, death

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

or property damage to a Third Party; (iii) actual or asserted violations of any applicable law or regulation (other than patent or other intellectual property law or regulation) by Licensee, Sublicensees or distributors by virtue of which the Licensed Product in the Field Manufactured, distributed or sold by Licensee, Sublicensees or distributors shall be alleged or determined to be adulterated, misbranded, mislabeled or otherwise not in compliance with any such applicable law or regulation; (iv) claims for bodily injury, death, product liability, warranty of fitness or merchantability, or property damage attributable to the development, Manufacture, distribution, sale or use of the Licensed Product in the Field by Licensee, Sublicensees or distributors; or (v) a recall of the Licensed Product in the Field Manufactured, distributed or sold by Licensee, Sublicensees or distributors ordered by a governmental agency or required by a confirmed product failure as reasonably determined by Licensee, Sublicensees or distributors; except to the extent that such Liability arises in connection with or is otherwise attributable to (A) a breach by Coley of this Agreement or (B) any manufacturing agreement into which Coley may enter pursuant to Section 5.1 or (C), in the case of clauses (ii) through (v), any negligent act or omission or intentional misconduct on the part of Coley or any Liability for which Coley is required to provide indemnification under Section 10.2.

10.2 Indemnification by Coley.

Coley shall indemnify, defend and hold harmless Licensee and its employees, officers, directors and agents and its Sublicensees (each, a “Licensee Indemnified Party”) from and against any Liability arising out of any Third Party Claim, which Licensee Indemnified Party may incur, suffer or be required to pay to the extent resulting from or arising in connection with (i) the breach by Coley of any covenant, representation or warranty contained in this Agreement; (ii) any negligent or wrongful act or omission by Coley (or any of its licensees, licensors or their respective directors, officers, or agents, or distributors thereof) which is the proximate cause of injury, death or property damage to a Third Party; (iii) any Third Party Claim that the granting of the rights and licenses herein by Coley violates any rights of any Third Party, or (iv) claims for bodily injury, death, product liability, warranty of fitness or merchantability, or property damage attributable to the development, Manufacture, distribution, sale or use of the Compound or pharmaceutical products incorporating the Compound by Coley, any of its licensees other than Licensee or their respective agents or distributors; except to the extent that such Liability arises in connection with or is otherwise attributable to (A) a breach by Licensee of this Agreement or (B), in the case of clauses (ii) through (v), any negligent act or omission or intentional misconduct on the part of Licensee or any Liability for which Licensee is required to provide indemnification under Section 10.1.

10.3 Indemnification Procedure.

Any Person seeking indemnification under this Section 10 (the “Indemnitee”) shall promptly notify the Party from whom indemnification is sought (the “Indemnitor”) in writing of any Claim, and, subject to Section 8.3, the Indemnitor shall have the right to participate in, and, to the extent the Indemnitor so desires, to assume the defense thereof with counsel mutually satisfactory (consent not to be unreasonably withheld or delayed) to the other Party by giving written notice to the Indemnitee and the other Party within thirty (30) days after receipt of written notice of such Claim from the Indemnitee; provided, however, that an Indemnitee shall

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

have the right to retain its own counsel, with the fees and expenses to be paid (a) by the Indemnitor, if representation of such Indemnitee by the counsel retained by the Indemnitor would be inappropriate due to actual or potential differing interests between the Indemnitee and any other party represented by such counsel in such proceeding; or (b) by Indemnitee in all other cases. In no event shall the Indemnitor be liable for any Liabilities that result from any unreasonable delay by the Indemnitee in providing the written notice pursuant to the first sentence of this Section 10.3. In the event that it is ultimately determined that the Indemnitor is not obligated to indemnify, defend or hold harmless an Indemnitee from and against such Claim, the Indemnitee shall reimburse the Indemnitor for any and all costs and expenses (including attorneys’ fees and costs of suit) and any Liabilities incurred by the Indemnitor in its defense of such Claim with respect to the Indemnitee. The Indemnitee and its employees and agents shall reasonably cooperate with, and at the expense of, the Indemnitor and its legal representatives in the investigation of any Claim covered by this Section 10.

10.4 Settlements.

Neither Party may settle a Claim without the consent of the other Party if such settlement would (a) impose any monetary obligation on the other Party, (b) require the other Party to submit to an injunction, or (c) otherwise limit the other Party’s rights under this Agreement, such consent not to be unreasonably withheld or delayed in the case of clauses (b) and (c). Any payment made by a Party to settle a Claim shall be, unless otherwise provided in Section 10.1 or 10.2, as the case may be, at its own cost and expense.

10.5 Limitation of Liability.

With respect to any claim by one Party against the other Party arising out of the performance or failure of performance of the other Party under this Agreement, the Parties expressly agree that, except for a Party’s indemnification obligations pursuant to Section 10.1 or 10.2 with respect to Third Party claims, the liability of such Party to the other Party for such breach shall be limited under this Agreement or otherwise at law or equity to direct damages only and in no event shall a Party be liable for punitive, special, incidental, multiple, exemplary or consequential damages.

10.6 Insurance.

(a) Licensee. Prior to or immediately upon the first administration of the Licensed Product in the Field to a human in accordance with this Agreement, and for a period of [***] after the last sale of the Licensed Product in the Field hereunder, Licensee shall obtain and/or maintain, at its expense, product liability insurance in amounts which are reasonable and customary in the industry for companies of comparable size and activities. Such product liability insurance shall insure against liability for personal injury, physical injury, and property damage. Licensee shall provide proof of insurance to Coley upon request. Licensee may satisfy this requirement by a representation that it is self-insured and/or maintains Third Party liability insurance in amounts sufficient to meet the foregoing requirement.

(b) Coley. Prior to or immediately upon the first administration of the Licensed Product in the Field to a human in accordance with this Agreement, as notified by

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

Licensee to Coley, and for a period of [***] after the last sale of the Licensed Product in the Field hereunder, as notified by Licensee to Coley, Coley shall obtain and/or maintain, at its expense, product liability insurance in amounts which are reasonable and customary in the industry for companies of comparable size and activities. Such product liability insurance shall insure against liability for personal injury, physical injury, and property damage. Coley shall provide proof of insurance to Licensee upon request. Coley may satisfy this requirement by a representation that it is self-insured and/or maintains Third Party liability insurance in amounts sufficient to meet the foregoing requirement.

10.7 Warranty Disclaimer.

EXCEPT AS EXPRESSLY MADE UNDER THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATIONS, NOR EXTENDS ANY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT, WITH RESPECT, IN THE CASE OF COLEY, TO THE PATENTS OR, IN THE CASE OF LICENSEE, TO THE LICENSED PRODUCT OR THE COMPOUND USED THEREIN.

10.8 Performance by Subcontractors.

The Parties recognize that the Licensee may perform some or all of its obligations under this Agreement through Third Party subcontractors, provided, however, that the Licensee shall remain responsible and liable for the performance by its Third Party subcontractors and shall cause its Third Party subcontractors to comply with the provisions of this Agreement in connection therewith.

11.	MISCELLANEOUS.

11.1 Assignment.

Neither this Agreement nor any or all of the rights and obligations of a Party shall be assigned, delegated, sold, transferred, sublicensed (except as otherwise provided herein) or otherwise disposed of, by operation of law or otherwise, to any Third Party without the prior written consent of the other Party, which shall not be unreasonably withheld, and any attempted assignment, delegation, sale, transfer, sublicense or other disposition, by operation of law or otherwise, of this Agreement or of any rights or obligations hereunder contrary to this Agreement shall be a material breach of this Agreement by the attempting Party and shall be void and without force or effect; provided, however, that either Party may, without such consent, assign this Agreement and its rights and obligations hereunder in connection with the transfer or sale of all or substantially all of its assets or stock, in the event of its merger or consolidation or change in control or similar transaction, or, in the case of Licensee, in the event of a sale or transfer by Licensee of all or substantially all of its vaccine business related to the Licensed Product in connection with the transfer or sale of all or substantially all of its business related to

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

a Licensed Product (any such transaction described in this proviso, a “Permitted Assignment”). In the event of a Permitted Assignment by Licensee, [***]. In addition, either Party may, without such consent, assign this Agreement and delegate its rights and obligations hereunder, in whole or in part, to an Affiliate; provided, however, that the Party making any such assignment or delegations shall, notwithstanding such assignment or delegation, remain responsible for the full, complete and faithful performance of its obligations hereunder. This Agreement shall be binding upon, and inure to the benefit of, each Party, and its permitted successors and assigns.

11.2 Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the state of New York, U.S.A. without regard to its conflict of law rules.

11.3 Dispute Resolution.

In the event of any dispute, controversy or claim arising out of, relating to or in connection with any provision of this Agreement, the Parties shall try to settle their differences amicably and in good faith between themselves first, by referring the disputed matter to the respective Chief Executive Officers of each Party, or any direct report designated by such Chief Executive Officer. In the event such executives are unable to resolve such dispute within a thirty (30) day period, either Party may invoke the provisions of this Section 11.3. Except as provided in Section 11.4, any dispute, controversy or claim arising out of or relating to this Agreement, or the breach thereof, including any question regarding this Agreement’s existence, termination or validity, shall be referred to and finally settled by binding arbitration, in accordance with the rules of the American Arbitration Association in force on the date the demand for arbitration is filed. The demand for arbitration may be filed by either Party within a reasonable time after the controversy or claim has arisen, but no later than after the date upon which institution of legal proceedings shall be barred by the applicable statute of limitations. There shall be three (3) arbitrators, each Party to designate one arbitrator and the two Party-designated arbitrators to select the third arbitrator. The Party initiating recourse to arbitration shall include in its notice of arbitration its appointment of an arbitrator. The place of arbitration shall be New York, New York. The language to be used in the arbitral proceedings shall be English. Any determination by such arbitration shall be final and conclusively binding, and shall not include any damages expressly prohibited by Section 10.5. Judgment on the arbitral award may be entered in any court having jurisdiction thereof. All costs incurred in connection with such arbitration, including reasonable attorneys’ fees, shall be borne by the Party which incurs the costs.

11.4 No Arbitration of Patent Disputes.

Unless otherwise agreed by the Parties, disputes relating to the scope, validity, enforceability or infringement of Patents shall not be subject to arbitration, and shall be submitted to a court or patent office of competent jurisdiction.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

11.5 Injunctive Relief and Jurisdiction.

Nothing in this Agreement shall be construed to limit or preclude a Party from bringing any action in any court of competent jurisdiction for injunctive or other provisional relief to compel the other Party to comply with its obligations hereunder, whether before or during the pendancy of arbitration proceedings. The Parties agree that all such suits may, at the option of either Party, be initiated and maintained before the United States District Court for the Southern or Eastern District of New York U.S.A. and both Parties submit to personal jurisdiction and to the service of process, pleadings and notices in connection with any and all actions seeking such injunctive or provisional relief to the court referred to above. Notwithstanding the foregoing, any dispute regarding the validity, scope or enforceability of patents, trademarks or other intellectual property that is or can be the subject of registration with a governmental entity shall be submitted to a court of competent jurisdiction in the territory in which such rights apply.

11.6 Waiver.

Any delay or failure in enforcing a Party’s rights under this Agreement or any waiver as to a particular default or other matter shall not constitute a waiver of such Party’s rights to the future enforcement of its rights under this Agreement, nor operate to bar the exercise or enforcement thereof at any time or times thereafter, excepting only as to an express written and signed waiver as to a particular matter for a particular period of time. No waiver of a breach shall be deemed to be a waiver of a different or subsequent breach.

11.7 Independent Relationship.

Nothing herein contained shall be deemed to create an employment, agency, joint venture or partnership relationship between the Parties hereto or any of their agents or employees, or any other legal arrangement that would impose liability upon one Party for the act or failure to act of the other Party. Neither Party shall have any power to enter into any contracts or commitments or to incur any liabilities in the name of, or on behalf of, the other Party, or to bind the other Party in any respect whatsoever.

11.8 Export Control.

This Agreement is made subject to any restrictions concerning the export of the Licensed Product or technical information from the United States of America which may be imposed upon or related to the Parties from time to time by the government of the United States of America. Licensee agrees that it will not export, directly or indirectly, any technical information acquired from Coley under this Agreement, and Licensee agrees that it will not export, directly or indirectly, the Licensed Product using such technical information, to any country for which the United States government or any agency thereof at the time of export requires an export license or other governmental approval, without first obtaining any consent that may be required by applicable law or regulation.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

11.9 Entire Agreement; Amendment.

This Agreement (along with the Exhibits attached hereto) sets forth the complete, final and entire agreement of the Parties relating to the subject matter hereof and all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties with respect thereto and supersedes and terminates all prior agreements, writings and understandings between the Parties to the extent they relate to the subject matter hereof, including the term sheet agreed to by the Parties. There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties relating to the subject matter hereof other than as are set forth herein or otherwise contemplated by this Section 11.9. No terms or provisions of this Agreement shall be varied or modified and no subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the Parties unless reduced to writing and signed by an authorized officer of each Party.

11.10 Notices.

Each notice required or permitted to be given or sent under this Agreement shall be in writing and delivered personally or given by facsimile transmission (with confirmation copy by registered first-class mail) or by registered or certified mail (return receipt requested) or internationally-recognized overnight courier, to the Parties at the addresses and facsimile numbers indicated below.

If to Coley, to:	Coley Pharmaceutical Group, Inc.
Wellesley Gateway
93 Worcester Street, Suite 101
Wellesley, MA 02481, U.S.A.
Attention: President and CEO
Facsimile: 1-781-431-6403

with a copy to:	Coley Pharmaceutical Group, Inc.
Wellesley Gateway
93 Worcester Street, Suite 101
Wellesley, MA 02481, U.S.A.
Attention: Senior Vice President and General Counsel
Facsimile: 1-781-431-6403

If to Licensee, to:	Dynavax Technologies Corporation
2929 Seventh Street, Suite 100
Berkeley, California 94710
Attn: Chief Executive Officer

with a copy to:	Dynavax Technologies Corporation
2929 Seventh Street, Suite 100
Berkeley, California 94710
Attn: General Counsel

All notices, requests, reports, approvals or other communications required or permitted under this Agreement shall be in writing (except in the case of verbal communications and teleconferences updating either Party as to the status of work hereunder), and shall be deemed

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

given (a) when delivered personally; (b) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (c) one (1) day after deposited with a commercial express courier specifying next day delivery, with written verification of receipt. No notice of default or termination shall be deemed effective unless delivered by two (2) of the aforementioned delivery routes. Either Party may change its address or its facsimile number by giving the other Party written notice, delivered in accordance with this Section 11.10.

11.11 Force Majeure.

Failure of any Party to perform its obligations under this Agreement (except the obligation to make payments when properly due) shall not subject such Party to any liability or place them in breach of any term or condition of this Agreement to the other Party if such failure is caused by any cause beyond the reasonable control of such non-performing Party, including acts of God, fire, explosion, flood, drought, war (whether or not declared), terrorism, riot, sabotage, embargo, strikes or other labor trouble, failure in whole or in part of suppliers to deliver on schedule materials, equipment or machinery, interruption of or delay in transportation, a national health emergency or compliance with any order or regulation of any government entity acting with color of right unless such governmental order or regulation was the direct result of a Party’s failure to comply with applicable law; provided, however, that the Party affected shall promptly notify the other Party of the condition constituting force majeure as defined herein and shall exert reasonable efforts to eliminate, cure and overcome any such causes and to resume performance of its obligations with all possible speed. If a condition constituting force majeure as defined herein exists for more than ninety (90) consecutive days, the Parties shall meet to negotiate a mutually satisfactory solution to the problem, if practicable.

11.12 Severability.

If any provision of this Agreement is declared invalid or unenforceable by a court having competent jurisdiction, it is mutually agreed that, except to the extent that either Party would be adversely affected thereby, this Agreement shall endure except for the part declared invalid or unenforceable by order of such court; provided, however, that in the event that the terms and conditions of this Agreement are materially altered, the Parties will, in good faith, renegotiate the terms and conditions of this Agreement to reasonably substitute a valid and enforceable provision consistent with the intent of this Agreement for such invalid or unenforceable provision.

11.13 Further Actions.

Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

11.14 Headings.

The captions to the several Sections hereof are not a part of this Agreement, but are merely guides or labels to assist in locating and reading the several Sections hereof.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

11.15 Waiver of Rule of Construction.

Each Party has had the opportunity to consult with counsel in connection with the review, drafting and negotiation of this Agreement. Accordingly, the rule of construction that any ambiguity in this Agreement shall be construed against the drafting party shall not apply.

11.16 Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be an original as against either Party whose signature appears thereon, but all of which taken together shall constitute but one and the same instrument. Copies of executed counterparts of this Agreement transmitted by facsimile shall be considered original executed counterparts provided receipt of such facsimile is confirmed.

11.17 Bankruptcy.

All rights and licenses granted under this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of Title 11, U.S. Code (the “Bankruptcy Code”), licenses of rights to “intellectual property” as defined under Section 101 of the Bankruptcy Code. Licensee, as a holder of such rights under this Agreement, shall retain and may fully exercise any or all of its rights and elections under the Bankruptcy Code. In the event of commencement of a bankruptcy proceeding by or against Coley under the Bankruptcy Code, Licensee shall be entitled to a complete duplicate of (or complete access to, as appropriate) any intellectual property licensed by Licensee hereunder, and all embodiments of such intellectual property, if not already in its possession, shall be promptly delivered to Licensee.

BALANCE OF PAGE INTENTIONALLY LEFT BLANK

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.

Coley Pharmaceutical Group, Inc.		Dynavax Technologies Corporation

By:	/s/ Robert L. Bratzler	By:	/s/ Dino Dina
Title:	President & CEO	Title:	President & CEO

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

EXHIBIT A

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WGS #	SN	FILING DATE	INVENTORS	ASSIGNEE	TITLE	STATUS

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Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

EXHIBIT B

Iowa Agreement

{to be attached}

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

EXHIBIT C

OHRI Agreement

{to be attached}

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

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EXHIBIT D

(to be attached)

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

News Release

Coley Contact:	Dynavax Contact:
Susan Hager	Shari Annes
Senior Director, Investor Relations and	Investor Relations
Corporate Communications	Public Relations
+1.781.431.9079	+1-650-888-0902
shager@coleypharma.com	sannes@dynavax.com

Media Contact:
Karen L. Bergman or
Michelle Corral
BCC Partners
+1.650.575.1509 or +1.415.794.8662
kbergman@bccpartners.com
mcorral@bccpartners.com

For Immediate Release

Coley Pharmaceutical Group Grants Dynavax

License for Commercialization of HEPLISAV™

Wellesley, MA and Berkeley, CA, June 28, 2007 – Coley Pharmaceutical Group, Inc. (Nasdaq: COLY) and Dynavax Technologies Corporation (Nasdaq: DVAX) today announced they have entered into a license agreement relating to certain TLR Therapeutics™ patents from Coley.

Under the terms of the agreement, Dynavax receives a non-exclusive license under Coley’s immunostimulatory oligonucleotide patent estate for the commercialization of HEPLISAV™, a hepatitis B prophylactic vaccine, currently in Phase 3 clinical trials. Coley will receive a $5 million up-front payment. Coley is also eligible to receive up to an additional $5.0 million upon regulatory approvals of HEPLISAV, as well as royalty payments for any future sales of HEPLISAV.

—more—

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

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About HEPLISAV and Hepatitis B

HEPLISAV is currently being evaluated in a Phase 3 clinical trial in Canada and in Europe. The multi-center trial, known as PHAST (Phase 3 HeplisAv Short-regimen Trial), is comparing a two-dose regimen of HEPLISAV administered at 0 and 1 month to the conventional three-dose regimen of Engerix-B®. The enrollment target of the study is approximately 2,000 subjects, ages 11 to 55 years. Dynavax expects to submit a BLA in 2008 for approval of the product with a database of approximately 4,000 patients

In several previous clinical studies, HEPLISAV has been shown to provide seroprotection against hepatitis B faster and with fewer doses than conventional hepatitis B vaccines. Additionally, HEPLISAV has provided 100% seroprotection in all subjects who have received the full regimen, including those who are difficult-to-immunize.

About Coley’s TLR Therapeutics™

Coley’s TLR Therapeutics are a new class of investigational drug candidates that target certain immune cells through Toll-like receptors. The patents licensed today to Dynavax relate to Coley’s Toll-like receptor 9 (TLR9) agonist technology that induce enhanced antigen-specific antibody and T-cell immune responses when used in combination with vaccines. Coley’s TLR9 agonist drug candidate has been included in approximately 35 clinical trials of vaccines in development for use in various cancer indications, infectious diseases and biowarfare defense. The most advanced clinical program with Coley’s TLR9 agonist vaccine adjuvant candidate is a forthcoming Phase III clinical trial under the direction of GlaxoSmithKline (GSK) as part of a treatment for resectable, early stage lung cancer.

About Coley Pharmaceutical Group

Coley Pharmaceutical Group, Inc. is an international biopharmaceutical company, headquartered in Wellesley, Massachusetts, USA, that discovers and develops TLR Therapeutics™, a new class of investigational drug candidates that direct the human immune system to fight cancers, asthma and allergic diseases and to enhance the effectiveness of vaccines. Coley has established a pipeline of TLR Therapeutic product candidates currently advancing through clinical development with partners and has additional product candidates in preclinical development. Coley has product development, research and license agreements with Pfizer, sanofi-aventis, GSK, Novartis Vaccines, Merck and the United States government. For further information on Coley Pharmaceutical Group please visit www.coleypharma.com.

About Dynavax

Dynavax Technologies Corporation discovers, develops, and intends to commercialize innovative TLR9 agonist-based products to treat and prevent infectious diseases, allergies, cancer, and chronic inflammatory diseases using versatile, proprietary approaches that alter immune system responses in highly specific ways. The company’s TLR9 agonists are based on immunostimulatory sequences, or ISS, which are short DNA sequences that enhance the ability of the immune system to fight disease and control chronic inflammation. Dynavax’s pipeline includes: HEPLISAV, a hepatitis B vaccine in Phase 3; TOLAMBA(TM), a ragweed allergy immunotherapeutic; a therapy for non-Hodgkin’s lymphoma (NHL) in Phase 2 and for metastatic colorectal cancer in Phase 1; and a therapy for hepatitis B also in Phase 1. A preclinical asthma and COPD program is partnered with AstraZeneca. The National Institutes of Health (NIH) partially funds preclinical work on a vaccine for influenza; Symphony Dynamo, Inc., funds the company’s colorectal cancer trials and a preclinical hepatitis C therapeutic program. While the NIH and Symphony provide program support, Dynavax has retained rights to seek strategic partners for future development and commercialization. For more information, please visit http://www.dynavax.com.

—more—

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

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Safe Harbor Statements

Certain statements in this news release concerning Coley’s business are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, those relating to royalty payments for any future product sales involving HEPLISAV. Any or all of the forward-looking statements in this press release may turn out to be wrong. They can be affected by inaccurate assumptions Coley might make or by known or unknown risks and uncertainties, including, but not limited to: the early stage of product development; uncertainties as to the future success of ongoing and planned clinical trials; the risk that results from early stage clinical trials may not be indicative of results in later stage trials; the unproven safety and efficacy of products under development; intellectual property rights and litigation; competitive products; and other risks identified in Coley’s filings with the Securities and Exchange Commission including, but not limited to, Coley’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006. Consequently, no forward-looking statement can be guaranteed, and actual results may vary materially. Coley undertakes no obligation to publicly update forward-looking statements, whether because of new information, future events or otherwise, except as required by applicable law.

This press release contains forward-looking statements concerning Dynavax that are subject to a number of risks and uncertainties, including statements about Dynavax’s HEPLISAV hepatitis B vaccine and financial terms of its agreement with Coley. Actual results may differ materially from those set forth in this press release due to the risks and uncertainties inherent in Dynavax’s business, including difficulties or delays in development; achieving the objectives of collaborative and licensing efforts; and obtaining regulatory approval for HEPLISAV; the scope and validity of patent protection; possible claims based on the patent rights of others; the ability to obtain additional financing to support operations; and other risks detailed in the “Risk Factors” section of Dynavax’s Quarterly Report on Form 10-Q. Dynavax undertakes no obligation to revise or update information herein to reflect events or circumstances in the future, even if new information becomes available.

TLR Therapeutics is a trademark of Coley Pharmaceutical Group. HEPLISAV is a trademark of Dynavax Technologies Corporation. All other trademarks are the property of their respective holders.

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Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

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